OFFICE LEASE AGREEMENT

DATED

June 20, 2013

BETWEEN

NORTH WATER STREET REALTY I LLC, LANDLORD

AND

NATCORE TECHNOLOGY, INC,, TENANT

FOR SPACE AT

189 N. WATER STREET
ROCHESTER, NEW YORK

LEASE AGREEMENT

          THIS AGREEMENT OF LEASE is made this 20th day of June, 2013 by and between North Water Street Realty I LLC, a New York limited liability company with an office at 259 Alexander Street, Rochester, New York 14607 (the “Landlord”)and Natcore Technology Inc., with an office at 87 Maple Avenue, Red Bank, New Jersey 07701. (the “Tenant”).

WITNESSETH:

SECTION 1

REMISES

          1.1 Landlord currently owns property at 165-217 North Water Street, City of Rochester, County of Monroe, State of New York, consisting of three buildings and other improvements (the “Facility”). For and in consideration of the rent and additional rent herein reserved and of the covenants, conditions, and agreements of the Tenant hereinafter expressed the Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described premises in the Facility (the “Premises”)as shown on Schedule A attached hereto:

For purposes of this Lease, the rentable square footage area of the Premises shall be deemed to be 1,600 square feet on the first floor together with the right of access, ingress and egress to and from the same.

The Premises shall include 3 parking spaces in the adjacent ramp or sutface lot or another designated lot within one city block.

Tenant shall have the right to access the adjacent office space for use of the existing kitchenette. Subject to Section 35 below, in the event the adjacent office space is leased to another tenant, Tenant’s rights to use the kitchenette will terminate.

This Lease shall continue unaffected should Landlord transfer all or a part of its interest in the Premises and any transferee shall take its interest in the Premises subject to this Lease.

          1.2 Landlord grants to Tenant and Tenant’s invitees the right to use the “Common Areas” of the Facility in common with the other tenants in the Facility. The term “Common Areas” means areas, structures and/or services used in common by all tenants in the Facility, including but not limited to foyers, lobbies, bathrooms, elevators, walks, access driveways, and landscaped areas, dumpsters and all signage. Tenants, its agents, employess and contractors are not allowed access to any roof area, at any time, without prior written approval of the Landlord. Violation will require the Tenant to be responsible for all future roof leaks.

SECTION 2

TERM

          2.1 The term of this Lease shall be for a period of 3 years commencing on the later of: August 1,2013 or ii) day on which Tenant enters into possession of the Premises and, unless sooner terminated, ending on July 31, 2016. If Tenant should enter into possession of the Premises on a day prior to the commencement of the term, the rent, additional rent, and all other charges due from Tenant to Landlord hereunder shall be prorated to the day on which Tenant entered into possession.

          All terms and conditions of this Lease shall be in effect upon possession.

          2.2 The term “Lease Year” shall mean each twelve (12) month period beginning on the first day of August and expiring on the last day of July thereafter. Any period between the commencement of the term of this Lease and the commencement of the first Lease Year or any period subsequent to the expiration or termination of the term of this Lease, as it may be extended, but prior to the expiration of the then current Lease Year, shall be prorated and adjusted with respect to rent, additional rent, or any other matters or charges provided in this Lease in which the Lease Year is a factor.

SECTION 3

RENT

          3.1 Tenant shall pay to Landlord, during the term of this Lease, and any renewal thereof, in lawful money of the United States, without any prior demand and without any setoff or deduction whatever, rent as follows:

                    a) Commencing on the later of: August 1,2013 or ii) day on which Tenant enters into possession of the Premises (or on such earlier date that Tenant enters into possession of the Premises for the purpose of conducting its business therein), Tenant shall pay rent to Landlord the amount of $22,000.00 per year in monthly installments of $1,833.34. Commencing on each succeeding August 1, the annual rental shall be increased to an amount equal to one hundred three (103%) per cent of the annual rental payable in the preceding Lease Year and the annual rental shall continue to be payable in monthly installments.

          3.2 On the first day of each and every month during the term of this Lease, Tenant covenants and agrees to pay to Landlord an amount equal to the sum of the monthly installments of rent set forth herein plus the monthly installments of additional rent set forth in this Lease.

          3.3 enant covenants and agrees to pay the rent set forth herein to the Landlord at its offices described above or at such other place as the Landlord may from time to time designate by written notice to Tenant.

          3.4 Tenant agrees to pay a “late charge” equal to five (5%) per cent of the payment due, for any payment of rent or additional rent not received by Landlord by the fifth (5th) day of the month due.

ECTION 4

USE

         4.1 The Tenant may use the Premises only for the purpose of offices for business. Tenant at its sole expense shall comply with all laws, orders, and regulations of federal, state, and municipal authorities, and with any direction of any public officer, pursuant to law, which will impose any duty upon the Landlord or the Tenant with respect to the Premises. The Tenant at its sole expense shall obtain all licenses or permits which may be required for the conduct of its business within the terms of this Lease or for the making of repairs, alterations, improvements or additions. The Tenant shall not use the Premises or permit their use for any dangerous, noxious, or offensive trade or business, nor cause or maintain any nuisance upon the Premises.

SECTION 5

COMMON AREAS

          5.1 The driveways, landscaped areas, entrances and exits, elevators, and all other areas within the Facility of which the Premises are a part designated by Landlord for the common use and benefit of its tenants are referred to as the “Common Areas”. Landlord hereby gives and grants unto Tenant a license over, on and through the area adjacent to the Premises, for ingress and egress to and from the Premises the same to be used and enjoyed by Tenant, its invitees, customers and the general public, together with and subject to the rights granted from time to time by Landlord to other tenants and occupants of the Facility. It is understood and agreed that the Tenant’s use of the Common Areas shall be in common with the tenants of the other leases on the Facility.

          5.2 Landlord agrees to operate, manage, equip, repair and maintain the Common Areas in good repair and to be reasonably free of refuse, ice and snow (Snow removal shall be done when there is three inches or more of accumulation). Landlord may deposit accumulated ice and snow on portions of the Facility as may be necessary under the circumstances.

SECTION 6

REAL PROPERTY TAXES

          6.1 Landlord agrees to pay all real property taxes and assessments attributable to the Building of which the Premises form a part. Tenant shall pay, as Additional Rent, its Pro Rata Share of increases in any property taxes paid by the Landlord over those paid by the Landlord in the tax year in effect July 1, 2013 through June 30, 2014. Pro Rata Share is calculated by taking the number of rentable square feet of the Premises divided by the total number of rentable square feet in the building.

SECTION 7

ALTERATIONS

          7.1 Any changes, alterations, additions or improvements in, or to the Premises, of any kind or nature whatever, or in the amount or nature of equipment, or the location thereof or in additions thereto, or whatever may be the nature thereof including but not limited to carpets painting, lighting, interior partitions, window coverings, window treatments, window hangings, blinds, shades, and draperies, desired by the Tenant may be done by the Tenant at its own cost and expense only upon the following terms and conditions:

                    a) The Tenant shall notify the Landlord in advance in writing, specifying in detail the alterations or additions contemplated.

                    b) Such notice shall be accompanied by a plan, blue print, or diagram showing such proposed alterations or additions, and a bid or contract signed by a reputable builder or contractor, undertaking to perform the work as shown in the plan, blue print or diagram for a specified cost stated therein.

                    c) The Landlord shall, within a reasonable time, indicate In writing its approval or disapproval of the contemplated alterations or additions.

                    d) If the Landlord approves thereof and the specified cost as above stated is less than $2,500.00, such approval shall constitute the necessary consent to such alterations or additions. If, however, the aforesaid specified cost is in excess of $2,500.00, then no consent of the Landlord shall be valid or binding upon it until the Tenant furnishes the Landlord a liability policy with limits in the amounts set forth in Section 18.1 hereof protecting Landlord from any liability for injury to persons or property arising, directly or indirectly, from the making of such alterations or additions by Tenant, its agents, servants, employees and/or independent contractors.

          7.2 Prior to occupancy of the Premises by Tenant, Landlord shall at Landlord’s cost and expense remodel the premises in accordance with outline plans and specifications therefor separately agreed upon between Landlord and Tenant.

SECTION 8

IMPROVEMENTS AND FIXTURES

          8.1 All permanent construction, additions and improvements, made and maintained in or on the Premises, either by the Tenant or Landlord, shall be the sole property of the Landlord, and shall not be removed or injured by the Tenant, nor shall be the Tenant claim at any time compensation therefore. It is understood and agreed that any trade and lighting fixtures and any wall treatments and interior signage placed upon the Premises by Tenant are to remain the property of the Tenant and may be removed by Tenant from the Premises promptly at the expiration of the demised term. Alternatively, Tenant may abandon such improvements and fixtures, in whole or in part.

SECTION 9

EPAIRS, DAMAGE, ETC.

          9.1 Landlord covenants to keep or cause to be kept the roof, foundations, and major mechanicals of the Premises and the structural soundness of the exterior, non-party walls, except as affected by Tenant’s work or Tenant’s negligence or omission, in good order, repair and condition. Tenant shall take good care of and make all other repairs to the Premises, and to the fixtures and equipment, which repairs shall be in quality and class equal to the original work. Tenant, at Tenant’s sole cost and expense, shall maintain all doors in and to the Premises (including all overhead or other types of doors) and all mechanical devices, electrical equipment, frames and other components of such doors, in good repair and condition throughout the term of this Lease and shall make all necessary repairs thereto and replacements thereof.

Upon the expiration or other termination of the term of this Lease, Tenant shall remove all property of the Tenant as provided in Section 8 and shall quit and surrender to the Landlord the Premises, broom clean, in good order and condition, ordinary wear excepted.

          9.2 If at any time during the last six months of the term of this Lease there is substantial damage, whether or not an insured loss, Landlord may at Landlord’s option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord’s election to do so within 30 days after the date of occurrence of such damage.

SECTION 10

HOLDOVER

          10.1 In the event that the Tenant shall remain in possession of the Premises beyond the termination of the term as provided herein, and Landlord has not as yet removed the Tenant from the Premises, the Tenant shall pay for each month of continued possession, or any part thereof, 150% of the monthly rental for the month immediately prior to the termination of the term hereof, together with all additional rent which become due during the period of possession.

SECTION 11

SIGNS

          11.1 Tenant shall not place, erect or install any signs on any portion of the Premises, nor allow to be erected or installed any signs, printed displays or show window lettering visible from outside the Premises without the prior written approval of the Landlord. Any permitted sign shall comply with sign regulations which shall be established by Landlord and with all applicable ordinances of municipalities having jurisdiction. All such signs shall be maintained in a good and safe condition and appearance by the Tenant at its own expense. Tenant shall repair any damage to the Premises, either inside or outside, resulting from the erection, maintenance or removal of the signs.

SECTION 12

GLASS REPLACEMENT AND INSURANCE

          12.1 The Tenant shall replace all damaged or broken plate glass and other structural glass promptly with glass of equal quality with that broken, if caused by Tenant’s negligence.

SECTION 13

PAYMENT OF ELECTRICITY, WATER, HEAT, ETC.

          13.1 Tenant shall pay for all its electric and for the gas used for heat and air conditioning. Water for sanitary purposes shall be paid for by Landlord. In addition, in the event of non-payment after ten (10) days written notice, Landlord shall have the absolute right, without further notice to Tenant, to have electricity or other utilities serving the Premises turned off and shall have no liability whatsoever to Tenant for any damages Tenant may incur on account thereof. Tenant hereby waives the benefit of any law which might restrict Landlord in its right to turn off the utilities.

Landlord shall not be liable for any failure to furnish heat and air conditioning or for any interruption of deficiency thereof, due to any reason beyond the Landlord’s control. Landlord shall be diligent in remedying any of the aforementioned interruptions.

SECTION 14

CLEANING AND RUBBISH REMOVAL

          14.1 Landlord shall be responsible for the cleaning of the hallways and common areas, removal of rubbish, removal of snow from the sidewalks and parking areas, landscape maintenance and general repairs and maintenance of the Building, all to be done in a first class workmanlike manner. Tenant shall be responsible for janitorial service in connection with the Premises.

SECTION 15

DELIVERIES, LOADING AND UNLOADING AND PARKING

          15.1 Tenant covenants and agrees that none of the agents, invitees, or contractors of the Tenant shall so use the Premises for deliveries, loading, and unloading of merchandise and other materials of Tenant so that the designated parking, docking, and loading and unloading areas of other tenants of the Premises will be obstructed in any way by such activities.

SECTION 16

MECHANIC’S LIENS

          16.1 Tenant shall indemnify, defend and save harmless Landlord against all loss, liability, cost attorneys’ fees, damages or interest charges as a result of any mechanic’s lien or other lien filed against the Premises or the Facility as a result of any act or omission or as a result of any repairs improvements, alterations or additions made by Tenant or its agents or employees. Tenant shall within ten (10) days of the filing of any such lien, remove, payor cancel the lien or secure the payment of any such lien or liens by bond or other acceptable security. Tenant shall have the right at all times and at its own expense, to contest and defend on behalf of tenant or Landlord any action involving the cancellation, validity or removal of such lien or liens, upon giving adequate security to the Landlord for payment of such lien. Nothing herein contained shall be construed as consent to anyone on the part of Landlord, either express or implied, to subject the fee or any other estate of the Landlord to any mechanic’s lien or liability.

          Landlord, at its option, after the ten (10) day period may pay the Hen or bond in its discretion, without inquiring into the validity thereof and Tenant shall forthwith reimburse Landlord for the total expense incurred by Landlord as additional rent hereunder.

SECTION 17

INSURANCE

          17.1 Tenant shall, at its sale expense and for the mutual benefit of the Landlord, The Property Manager (Buckingham Properties LLC) and the Tenant, allof which shall be named insured on all applicable policies, carry and maintain comprehensive public liability insurance, including property damage, insuring the Landlord, Buckingham Properties LLC and the Tenant against liability for injury to persons or property occurring in or about the Premises and the Common Areas or arising out of the ownership, maintenance, use or occupancy of the Premises and the Common Areas, in at least the amount of $1,000,000.00 combined single limit for bodily injury or property damage. At the execution of this Lease, the Tenant shall deliver to the Landlord certificates of insurance indicating that this coverage is in effect as per attached Certificate of Insurance form. Tenant’s policy shall contain a clause providing that the insurer will not cancel the insurance without giving Landlord thirty (30) days prior written notice.

SECTION 18

LIABILITY

          18.1 Landlord, its agents, or Buckingham Properties LLC shall not be liable for any damage to either the person or the property of the Tenant nor for the loss of or damage to any property of the Tenant by theft or from any other cause whatsoever, whether similar or dissimilar to the foregoing. The Landlord, its agents or Buckingham Properties LLC shall not be liable for any injury or damage to persons or property or loss of or interruption to the business resulting from fire, explosion, falling plaster, stem, gas, electricity, water, rain or snow or leaks from any part of the building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature unless caused by or due to the negligence of the Landlord, its agents, servants and employees; nor shall the Landlord or Buckingham Properties LLC be liable for any damages resulting from the use by any injured party of the sidewalk adjoining the Premises, nor shall the Landlord, Buckingham Properties LLC or its agents be liable for any damage caused by other tenants or persons in the building or caused by operations in construction of any private, public or quasi public work; nor shall the Landlord or Buckingham Properties LLC be liable for any latent defects in the Premises or in the building of which they form a part.

          18.2 Tenant shall be liable for any damage to the building or property therein which may be caused by its act or negligence or the acts of its agents, employees or customers; and the Landlord may, at its option, repair such damage and the Tenant shall thereupon reimburse and compensate the Landlord as additional rent within five (5) days after rendition of a statement by the Landlord for the total cost of such repair and damage. The Tenant hereby agrees to indemnify, defend and hold harmless the Landlord and Buckingham Properties LLC from damages sustained by persons or property and against all claims of third persons for damages arising out of the use by such third party and out of the Tenant’s use of the Premises and for all damages and monies paid out to the Landlord in settlement of all claims or judgments as well as for all expenses and attorneys’ fees incurred in connection therewith.

SECTION 19

DEFAULT

          19.1 Each of the following events shall constitute a default (sometimes and “Event of Default”):

                    a) default by Tenant in the due and punctual payment of any rent and additional rent, or additional or other charges payable under this Lease or any part thereof when and as the same shall become due and payable; or

                    b) default by Tenant in the performance of or compliance with any of the covenants, agreements, terms or provisions contained in this Lease, and such default shall continue for a period of ten (10) days after written notice thereof from the Landlord to Tenant; or

                    c) Tenant or the guarantor of Tenant’s obligations hereunder (if any) shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises; or

                    d) if within sixty (60) days after the commencement of any proceeding against Tenant or any guarantor of Tenant’s obligations hereunder seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of Tenant or any guarantor, of any trustee, receiver or liquidatot of Tenant of any guarantor or of all or any substantial part of its properties or of the Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if,within sixty (60) days after the expiration of any such stay, such appointment shall not have vacated.

          19.2 In the event any such default as set forth in paragraphs (a) through (d) of Section 19.1 above shall occur, the Landlord, at any time thereafter during the continuance of such default, may give written notice to Tenant, specifying such default or event of default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least three (3) days after giving such notice, and upon the date specified in such notice, this Lease and the term hereby demised and all rights of tenant under this Lease shall terminate.

          19.3 In the event any such default as set forth in paragraphs (c) and (d) of Section 19.1 above shall occur with respect to Tenant, Tenant agrees that it will either assume or reject this Lease within sixty (60) days after the filing of the petition or the commencement of this proceeding described in such paragraphs. In the event this Lease is not assumed within sixty (60) day period, then Tenant deems this Lease rejected.

          19.4 If this Lease shall terminate as provided in this Section or if an event of default referenced in Section 19.1, Landlord may immediately or any time after termination of this Lease or expiration of the applicable grace period, re-enter into or upon the Premises, or any part thereof, by summary proceedings or by any suitable action or proceeding at law or in equity, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words, “re-enter”, “re-entry” and “re-entered” as used in this Lease are not restricted to their technical legal meanings.

          19.5 Upon the termination of this Lease either at the option of the Landlord as aforesaid, or at the expiration by lapse of time of the term hereof, the Tenant will at once surrender possession of the Premises to the Landlord and remove all effects therefrom and if such possession be not immediately surrendered, the Landlord may forthwith re-enter the Premises and repossess itself therefor as in its former estate and remove all persons and effects therefrom, using such force as may be necessary, without being deemed guilty of any trespass or forcible entry.

          19.6 If the Tenant shall not remove all of its effects from the Premises as above provided, Landlord may, at its option, remove any or all of the effects in any manner that Landlord shall choose and store the same without liability for loss thereof, and Tenant will pay the Landlord, on demand, any and all expense incurred in such removal and also storage of the effects for any length of time during which the same shall be in Landlord’s possession or in storage, or Landlord may at its option, without notice, sell any or all of the effects in such manner and for such price as the Landlord may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the expenses of removal and sale.

          19.7 In the event of any termination in the event of default of this Lease or of any re-entry of the Premises by Landlord, Landlord may relet the Premises or any part or parts thereof either in the name of Landlord or Tenant for a term or terms which may at Landlord’s option extend beyond the balance of the term of this Lease and Tenant shall pay Landlord any deficiency between the rent and additional rent hereby reserved and covenanted to be paid and the net amount of the rents collected on such reletting, as well as any expenses incurred by Landlord in such reletting, including, but not limited to, attorneys’ fees, brokers’ fees, and expenses of remodeling and putting the Premises in good order and preparing the same for re-rental.

          19.8 Landlord may collect from Tenant any other loss or damage Landlord may sustain by reason of any default in any diminished value of the Premises resulting from the default by Tenanthereunder.

          19.9 In the event of a default or threatened default by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right to enjoin any such default or threatened default.

          19.10 In the event of a default in the payment of rent or additional rent, Landlord shall have the right to declare the entire rent and additional for the balance of the term immediately due and payable.

          19.11 Except as expressly provided herein, Tenant expressly waives the service of any notice of intention to terminate this Lease or re-enter the Premises, and waives the service of any demand for payment of rent and additional rent or for possession, and waives the service of any and every other notice or demand prescribed by any statute or other law, and agrees that the simple breach of any of the covenants hereof shall, of itself, without the service of any notice or demand whatever, constitute a forcible detainer by the Tenant of the Premises. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction of dispossession of Tenant by Landlord under any provisions of this Lease. No receipt of monies by the Landlord from the Tenant, after the termination in any way of this Lease or after the giving of any notice, shall reinstate, continue or extend the term of this Lease, or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, the Landlord may receive and collect any rent and additional rent due, and the payment of the rent and additional rent shall not waive or affect the notice, the suit or the judgment. Tenant waives the right of trial by jury.

          19.12 Any and all rights and remedies which Landlord may have under this Lease and at law or in equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of such rights and remedies may be exercised at the same time.

SECTION 20

VACATION OF PREMISES

          20.1 In the event that the Tenant shall vacate or abandon the Premises during the term hereof, the whole sum to be paid as rental throughout the entire term of this Lease including the monthly rent and additional rental herein provided for, shall immediately become due and payable. The Landlord may also at its option reenter upon the Premises and relet the same, and it is expressly agreed that the Tenant shall not be entitled to credit for the rents so received until the whole sum due from the Tenant to the Landlord, including damages, expenses, attorneys’ fees, cost of alterations and repairs as herein provided shall have been fully paid, and nothing in this Section shall be deemed to have waived any other right or remedy of the Landlord.

SECTION 21

WAIVER

          21.1 No waiver of any condition or legal right or remedy shall be implied by the failure of the Landlord to declare a forfeiture, or for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by the Landlord, and no waiver by the Landlord in respect to one tenant shall constitute a waiver in favor of any other tenant, not shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant or any other condition or covenant.

SECTION 22

PREMISES UNTENANTABLE

          22.1 If the Premises shall be damaged by fire or other causes without default or neglect by Tenant, its employees, agents, visitors, or licensees, but are not wholly untenantable, the damage shall be promptly repaired by Landlord at its own expense. In such event the Lease shall not terminate, but shall remain in full force and effect, and the rent and additional rent shall not abate but shall be prorated for the portion of un-inhabitability while the Premises are being repaired. Due allowance shall be made for delays caused by force majeure. If the damage is caused by the default or neglect of Tenant, its employees, agents, visitors, or licensees, Landlord shall nevertheless repair such damage and Tenant shall reimburse Landlord therefor promptly upon demand.

          22.2 If the Premises is rendered wholly untenantable or a substantial portion of the building in which the Premises is located shall be damaged or destroyed by fire or other causes, either party may cancel this Lease upon written notice to the other, in which case all rent and additional rent shall be adjusted to the date of such change. In the event that the Lease is not terminated by either party as above provided, then this Lease shall not terminate but shall remain in full force and effect, and the rent and additional rent shall abate while the Premises are being repaired.

SECTION 23

EMINENT DOMAIN

          23.1 If the whole or part of the Premises shall be taken or condemned by a competent authority for any public or quasi public use or purpose, then, in that event, the term of this Lease, at the option of the Landlord, shall cease and terminate. Any award for the land and buildings, of which the Premises are a part, and for damages to the residue, shall belong to Landlord, and Tenant shall not be entitled to any part thereof. Any award for Tenant’s trade fixtures installed by the Tenant in the Premises, as well as moving expenses, shall belong to the Tenant. The current rental, additional rent and other charges payable hereunder shall be apportioned as of the date of delivery of possession of the Premises to the condemning authority in the event of any termination of this Lease hereunder.

SECITON 24

FORCE MAJEURE

          24.1 In the event that either Landlord or Tenant shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of Act of God strikes lockouts, labor troubles, inability to procure materials (including energy), power casualty inclement weather, restrictive governmental laws, orders or regulation,, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of rent and additional rent, or any other payments required by the terms of this Lease subject to the terms of Section 22 above.

SECTION 25

SUBORDINATION

          25.1 The Tenant herein agrees that this Lease and any optional renewal thereof is automatically subordinate to any and all mortgages or consolidated mortgage, deeds of trust or renewals, modifications, and extensions thereof, or to any other forms or methods of financing or refinancing of the Premises of which the within Premises is a part or of any part of the total Premises, whether such mortgage,, deeds of trust, or other forms or methods of financing or refinancing are now or are hereafter executed, delivered, and recorded, and the Tenant does herein covenant that it will, upon demand at any time, execute, acknowledge and deliver any and all instruments that may be necessary or proper to further evidence this subordination.

SECTION 26

ASSIGNMENT, ETC.

          26.1 The Tenant shall not assign nor encumber this Lease. The Tenant shall not sublet or permit the Premises or any part thereof to be used by others, without the written consent of the Landlord.

SECTION 27

ACCESS TO PREMISES

          27.1 The Landlord shall have the right to install and maintain in the Premises all water drain, gas, heating pipes and fixtures and electrical wiring and all other appliances necessary for the operation of the balance of the building of which these Premises are a part and shall have access to the Premises at all reasonable times and in case of emergency at any time for the purpose of examining the same or making such repairs or changes thereto or to the pipes, wires, fixtures and appliances referred to above as Landlord may deem necessary. The Tenant agrees that it will not install any equipment which will exceed the capacity of the utility lines leading into the Premises or the building and that if any equipment so installed shall require additional utility facilities to be brought into the Premises that they shall be installed at Tenant’s expense. Landlord shall have access during the last six months of the term of this Lease for the purpose of exhibiting the Premises and putting up the usual notice “To Rent” which notice shall not be removed, obliterated or hidden by Tenant. The rights of access granted to Landlord hereunder shall, except in the event of an emergency, be exercised so as not to unreasonably interfere with the conduct of Tenant’s business.

SECTION 28

PUBLIC INTERFERENCE

          28.1 If the Landlord shall be required by any lawful authority to alter, remove, reconstruct or improve any part of the building, compliance with such lawful authority shall not in any way affect the obligation or covenants of the Tenant, and the Tenant hereby expressly waives any and all claims for damages or for abatement of rent. Notwithstanding the foregoing, if such required activities shall render the Premises wholly untenantable, Tenant shall have the right to terminate this Lease upon written notice to Landlord.

SECTION 29

LAWS, ORDERS

          29.1 The Landlord and the Tenant shall comply with all laws, orders and regulations of federal, state, county and municipal authorities, and with any direction or recommendation of any public officer and officers, pursuant to law, or any insurance company carrying any insurance on the Premises, and any insurance inspection or rating bureau, which shall impose any duty upon Landlord or Tenant with respect to the Premises, or the use or occupation thereof.

SECTION 30

MISCELLANEOUS PROVISIONS

          30.1 Interpretation. The words “Tenant” and “Landlord” shall include their respective successors assigns, and the necessary grammatical changes required to make the provisions hereof apply to corporations, individuals, men or women, partnerships, limited liability companies or other associations may be made. This clause shall not be construed to permit any assignment or subletting, except as otherwise permitted in this Lease, without Landlord’s consent.

          30.2 Entire Agreement. It is understood and agreed by the parties hereto that this Lease shall constitute the only agreement between them relative to the Premises and that no oral statements or no prior written matter extrinsic to this instrument shall have any force or effect. The Tenant agrees that it has signed this Lease fully aware of the condition of the Premises and all other matters relative thereto and is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified except by writing, subscribed by both parties. In the event of any conflict between the terms of this Lease and any lease summary agreement or other written or oral agreements, the terms of this Lease shall control. The taking possession of the Premises by the Tenant shall be conclusive evidence as against the Tenant that the Premises and the buildings of which the same form a part were in good and satisfactory condition and fully completed in accordance with the terms of this Lease at the time such possession was so taken.

          30.3 Quiet Enjoyment. The Landlord covenants and agrees with the Tenant that upon the Tenant paying the rent and additional rent, and performing all the covenants and conditions aforesaid on the Tenant’s part to be observed and performed, the Tenant shall and may peaceably and quietly have, hold and enjoy the Premises hereby demised for the term aforesaid, subject, however, to the terms of this Lease.

          30.4 Bills and Notices. Unless otherwise in this Lease provided, any bill,statement, notice or communication, which Landlord may desire or be required to give to Tenant, including any notice of expiration, shall be deemed sufficiently given or rendered if in writing, delivered to Tenant by Certified or Registered Mail addressed to Tenant at the address first stated above or sent by Certified or Registered Mail to any other address the Tenant may from time to time designate in writing, Any notice by Tenant to Landlord must be served by Certified or Registered Mail addressed to Landlord at the address where the last previous rental hereunder was paid or at any other address the Landlord may from time to time designate in writing. The time of the rendition of such bill or statement or of the giving of such notice or communication shall be deemed to be the time when the same is received by Landlord or Tenant, as the case may be.

          30.5 Marginal Heading. The marginal headings are inserted only as a matter of convenience and for reference and in no way define, limit, or describe the scope of intent of this Lease nor in any affect this Lease.

          30.6 Authority. Landlord and Tenant hereby warrant and represent that they have the necessary power and authority to enter into this Lease and that they have taken all necessary action in order to enter into this Lease,

          30.7 Governing Law. This Lease shall be construed and in force in accordance with the laws of the State of New York.

          30.8 Attorneys’ Fees. If any Base Rent or additional rent is collected by or through an attorney or if Landlord requires the services of an attorney to cause Tenant to cure any default, to evict Tenant or to pursue any other remedies to which Landlord is entitled hereunder, Tenant shall pay the reasonable fees of such attorney together with all reasonable costs and expenses incurred by Landlord in connection with such matters, whether or not any legal proceedings have been commenced.

          30.9 Financial Statements. This Lease is contingent upon Tenant having previously provided Landlord with Tenant’s financial statements (“Financial Statements”) certified by an independent Certified Public Accountant (CPA) or if not customarily prepared by a CPA, then internally provided reports to be certified by Tenant to be a true, complete and accurate presentation as of the date hereof of all of the assets, liabilities and net worth of Tenant, and it shall be in the sole discretion of Landlord as to proceed with this Lease or terminate within ten (10) days of receipt of same. In addition Tenant shall provide Landlord annual Financial Statements within sixty (60) days after the end of each fiscal year of Tenant and Tenant agrees to reasonably cooperate with Landlord in its evaluation of the Financial Statements and in answering questions from Landlord’s current or future lenders, or in the event of potential sale of the Property of which the Premises forms a part, the prospective purchasers.

SECTION 31

RULES AND REGULATIONS

          31 1 Landlord reserves the right to provide Rules and Regulations relative to the conduct of building, including common areas in order to promote a uniform appearance and harmonious relationships. Any rules and regulations will not result in additional expense to Tenant, if such rules and regulations are enacted after the Lease date.

ECTION 32

LANDLORD WORK

          32.1 Landlord shall do the following work at its cost and expense:

1.	Demise space.

2.	Replace missing or damaged ceiling tiles.

3	Paint existing office with color to be selected by tenant from Landlord Standard Finishes.

4	Replace existing carpets, and install laminate/bamboo flooring in entry and hallway between offices.

5.	Divide large open workspace with half wall.

6.	Install crown molding in large office, corner office and garage side office.

7.	Remove sound proof room from garage side office.

Except as above, Tenant accepts Premises in “as is” condition. Tenant is responsible for repair maintenance to all operations aspects of the space including but not limited to plumbing, all mechanical devises, electrical equipment, doors, walls, floors, and lights.

          32.2 Tenant agrees to notify the Landlord within ten (10) business days of occupancy of any mechanical faults in the Premises, and if no notification occurs, then Tenant accepts responsibility for space condition and those mechanical aspects as defined in this Lease.

SECTION 33

SECURITY DEPOSIT

          33.1 Tenant hereby deposits $1,766.67 as and for a Security Deposit, which shall be returned after the Lease has expired and Tenant has vacated the premises and provided Tenant has fulfilled all of the terms of said Lease. No interest shall accrue on the Security Deposit.

SECTION 34

REAL ESTATE BROKER

          34.1 Landlord and Tenant each warrant and represent that no broker was in any way involved in the negotiation or conclusion of this Lease.

SECTION 35

RIGHT OF FIRST OPTION

          35.1 In the event that any space in the building adjacent to the Premises becomes available during the Term of this Lease, Tenant shall have the right to negotiate with Landlord to lease the Additional Space upon and subject to the following terms and conditions:

                    1. Tenant may at any time provide Landlord with written notice of its interest to lease any adjacent Additional Space that becomes available (“Expansion Notice”). The Expansion Notice shall specify the space Tenant desires to lease. Upon receipt of the Expansion Notice by Landlord, Landlord and Tenant shall have five (5) business days to negotiate satisfactory terms for the Additional Space and to execute an amendment to this Lease incorporating such terms.

                    2. If Landlord and Tenant do not agree upon the terms to lease the Additional Space within the five (5) day period for any reason, the Tenant’s rights to lease the Additional Space pursuant to this Section will lapse and be of no further force and effect.

                    3. This Section does not provide Tenant with an exclusive or priority right to lease the Additional Space, and, Landlord reserves the right at any time to lease the Adjacent Space to any other prospect. Tenant’s rights under this Section are expressly subordinate to any agreement Landlord may enter into with any prospect, whether before or after any Expansion Notice is delivered by Tenant.

                    4. If Tenant defaults under this Lease at any time, then Tenant’s rights under this Section shall automatically lapse and be of no further force or effect.

          This Lease shall be null and void if not fully executed on or before 5 p.m. June 28, 2013.

SIGNATURE PAGE TO FOLLOW

          IN W1TNESS WHEREOF, the parties have signed and acknowledged this Lease on the day and year first above written.

LANDLORD: North Water Street Realty I LLC
By:

Laurence C. Glazer
Title:	Member

By:

Charles R. Provini

Title:	President and Chief Executive Officer

EXHIBIT A

PREMISES